SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 22, 2011, A. O. Smith Corporation (the “Company”) consummated the sale of its electric motor business (the “Business”) to Regal Beloit Corporation (“RBC”) pursuant to the terms of an Asset and Stock Purchase Agreement, dated as of December 12, 2010 (the “Purchase Agreement”), between the Company and RBC. Under the terms of the Purchase Agreement, the Company transferred to RBC certain assets and liabilities relating to the Business in the United States and all of the issued and outstanding equity interests of certain of the Company’s active non-U.S. subsidiaries engaged in the Business. The sale of the portion of the Business in China was closed into escrow pending receipt of administrative approvals, which are expected shortly. The Company received at closing $700 million in cash, subject to a post-closing working capital adjustment, and 2,834,026 shares of RBC common stock.

The shares of RBC common stock that the Company received are not currently freely saleable under U.S. securities laws. On August 22, 2011, the Company and RBC entered into a Shareholder Agreement (the “Shareholder Agreement”), which, among other things, provides that RBC will register such shares with the U.S. Securities and Exchange Commission so that such shares will be freely saleable. As previously disclosed in the Company’s periodic filings, in the first quarter of 2011 the Company purchased an equity collar contract for 50% of its shares of RBC common stock that expires in March 2012.

The descriptions of the Purchase Agreement and the Shareholder Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement and the Shareholder Agreement, copies of which are filed herewith as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Pro Forma Financial Information

Pro forma financial information reflecting the sale of the Business is not required because the Company reported the results of operations from, and assets and liabilities related to, the Business as discontinued operations in the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

Exhibits

The following exhibits are being filed herewith:

2.1	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between A. O. Smith Corporation and Regal Beloit Corporation (incorporated by reference to the Company’s Current Report on Form 8-K dated December 12, 2010 (Commission File No. 1-475)).*

2.2	Shareholder Agreement, dated August 22, 2011, between A. O. Smith Corporation and Regal Beloit Corporation.

99.1	A. O. Smith Corporation News Release, dated August 22, 2011.

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: August 26, 2011	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated August 22, 2011

Exhibit Number	Description

2.1	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between A. O. Smith Corporation and Regal Beloit Corporation (incorporated by reference to the Company’s Current Report on Form 8-K dated December 12, 2010 (Commission File No. 1-475)). *

2.2	Shareholder Agreement, dated August 22, 2011, between A. O. Smith Corporation and Regal Beloit Corporation.

99.1	A. O. Smith Corporation News Release, dated August 22, 2011.

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.